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Exhibit 2.3
                                   EXHIBIT "C"
                                SECURITY AGREEMENT


                                  SECURITY AGREEMENT

1.) PARTIES TO AGREEMENT

This agreement is entered into between Tru-Tel Communications, L.L.C. (Borrower) and UnitedPayphone Services, Inc. (Lender)

2.) DATE OF AGREEMENT

Entered in to this 15th day of Novmeber, 1996 at Las Vegas, Nevada.

3.)  SECURITY INTEREST OF AGREEMENT

The borrower conveys to the lender a lien and security interest in the following.

        See Attached Exhibit A including approximately Eight hundred Ninety
        (890) installed payphones and other equipment.

The security interest and lien include all additons and improvements.

4.)  TERMINATION OF AGREEMENT

This agreement terminates when a promissory note for $ Eight hundred Eleven Thousand Two Hundred Fifty Dollars ($811,250.00) dated on the 15th day of November, 1996 between the borrower and lender is paid in full.

5.)  POSSESSION OF SECURED PROPERTY

The borrower is entitled to maintain possession of the secured property until the borrower fails to make timely payments on the promissory note described in Paragraph 3.

6.)  CONDITION OF PROPERTY

Borrower agrees to maintain the property in good condition, and agrees to keep the property free of claims for taxes and repairs and agrees not to misuse the property. Borrower agrees to use the property strictly according to the laws of the state of Nevada, where it is located.

7.)  INSURANCE ON PROPERTY

Borrower agrees to insure the property against fire, and theft in the amount of $2,500,000.00 and to provide lender with evidence that the isurance was obtained.

8.)  REPOSSESION OF PROPERTY

If any payment on the promissory note described in Paragraph 4 is more than ten days late, the lender is entitled to possession of property. Before taking possession of the property, the lender is required to notify the borrower by certified mail that the lender intends to repossess the property. The lender may repossess the property only by nonviolent means. If the borrower refuses to peaceably give up possession of the property, the borrower may seek a court order requiring the borrowe to give up possession. In the event that a court order to relinquish possession is neccessary, the lender is entitled to recover reasonable attorney's fees.

9.)  ADDRESS CHANGES

The borrower agrees to inform the lender within ten days of any change of address.

In Witness Whereof, I/We have hereunto set my hand/our hands this 15th day of November, 1996
Tru-Tel Communications, LLc


Signature of the Borrower               Signature of the Lender

Quaid Quadri, President & Manager       President
Print or type name here                 Print or type name here

State of Nevada

County of Clark

On this 7th day of November 19   personally appeared before me, a Notary Public

Quaid H. Quadri                         David S. Westfere
Borrower                                Lender

personally known before me to be the person whose name(s) is subscribed to the above instrument who acknowledged that he executed the instrument

Witness my hand and official seal


Notary Public

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                                           EXHIBIT "A"
                                  DESCRIPTION OF PURCHASED ASSETS

       1. All pay telephones, booths, enclosures, pedestals, signage, wiring and other personal property on location throughout Arizona, including, without limitation, all such personal property located at the locations listed on Exhibit "F" attached hereto and made a part hereof.

       2. All inventory of SELLER, including, without limitation, all pay telephones, enclosures, booths, pedestals, handsets, coin mechanisms, signage and all other spare parts utilized in SELLER's pay telephone business. All of the inventory is attached hereto as Exhibit A-2 and made a part hereof.

       3 . All of SELLER'S service and other motor vehicles, as more specifically described on Exhibit A-3 attached hereto and made a part hereof.

       4. All of SELLER's rights in and to the written and oral contracts, arrangements understandings, licenses and privileges with locations relating to the past, present or future installation, servicing and/or operation of pay telephones by SELLER, which location agreements are more particularly described on Exhibit
               "'F" attached hereto and made a part hereof.

       5. All customer lists related to SELLER's business, including, without limitation, the customer lists attached hereto as Exhibit A-4 and/or Exhibit "F".

       6. All of SELLER's rights as Tenant under the real property leases for the office leases in Tucson and Phoenix, Arizona, subject to the Landlord's written consent (which consent is a condition precedent to the effectiveness of this Agreement as provided for in Section 1.8).

       7. A list of such personal property is attached hereto as Exhibit A-5. All software, firmware, hardware or other intellectual property rights, unless expressly excluded on Exhibit "A-1".

       8. All licenses, permits, consents and certificates of any regulatory, administrative or other governmental agency or body issued to or held by SELLER necessary or incidental to the conduct of SELLER's pay telephone business (to the extent that any of the same are transferrable).